Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Financial Results for the Fourth Quarter and Year Ended Dec. 31, 2020 and Provides Financial Expectations for 2021

—Revenues of $1.04 Billion in 2020, GAAP Loss per Share of $0.70 and Basic and Diluted Non-GAAP Earnings per Share of $0.43—

—Financial Expectations for 2021 Reflect Anticipated Growth of Proprietary Products and Investment in Strategic Priorities for Long-Term Value Creation—

DUBLIN, Feb. 11, 2021 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the quarter and year ended Dec. 31, 2020 and provided financial expectations for 2021.

“2020 was a demonstration of the resiliency of our organization, as we adapted our business to endure a pandemic that has proved to be one of the most disruptive events in our recent history. Despite the challenges posed by COVID-19, we achieved significant growth of net sales from our portfolio of proprietary commercial products, advanced our pipeline of neuroscience and oncology candidates, and announced a Value Enhancement Plan designed to drive growth and improve operational and financial performance,” said Richard Pops, Chief Executive Officer of Alkermes. “We are focused on value creation in 2021 as we seek to grow and diversify our commercial portfolio, demonstrate the value of our R&D investments, and manage the company for growth and long-term profitability, all while striving to make a meaningful difference in the lives of people living with serious mental illness, addiction and cancer.”

Quarter Ended Dec. 31, 2020 Financial Highlights

•

Total revenues for the quarter were $280.0 million. This compared to $412.7 million for the same period in the prior year, which included a $150.0 million milestone payment from Biogen related to the U.S. Food and Drug Administration’s (FDA) approval of VUMERITY® in 2019.

•

Net loss according to generally accepted accounting principles in the U.S. (GAAP) was $42.6 million for the quarter, or a basic and diluted GAAP loss per share of $0.27. This compared to GAAP net loss of $5.4 million, or a basic and diluted GAAP loss per share of $0.03, for the same period in the prior year.

•

Non-GAAP net income was $16.5 million for the quarter, or a non-GAAP basic and diluted earnings per share of $0.10. This compared to non-GAAP net income of $131.4 million, or a non-GAAP basic and diluted earnings per share of $0.83 for the same period in the prior year.

Year Ended Dec. 31, 2020 Financial Results

Revenues

•

Total revenues for the year were $1.04 billion. This compared to $1.17 billion in the prior year. Total revenues in 2019 included a $150.0 million milestone payment from Biogen related to the FDA’s approval of VUMERITY, of which $144.8 million was recorded as license revenue and $5.2 million was recorded as research and development (R&D) revenue.

•	Net sales of proprietary products for the year were $551.8 million, compared to $524.5 million in the prior year.
o	Net sales of VIVITROL® were $310.7 million, compared to $335.4 million in the prior year, representing a decrease of approximately 7%, primarily due to COVID-19-pandemic-related disruptions.

o	Net sales of ARISTADA®[1] were $241.0 million, compared to $189.1 million in the prior year, representing an increase of approximately 27%.
•	Manufacturing and royalty revenues for the year were $484.0 million, compared to $447.9 million in the prior year.
o	Manufacturing and royalty revenues from RISPERDAL CONSTA®, INVEGA SUSTENNA®/XEPLION® and INVEGA TRINZA®/TREVICTA® were $345.6 million, compared to $323.3 million in the prior year.

Costs and Expenses

•	Total operating expenses for the year were $1.15 billion, compared to $1.35 billion in the prior year.
o	R&D expenses were $394.6 million, compared to $512.8 million in the prior year, which included the $86.6 million charge related to the acquisition of Rodin Therapeutics, Inc. (Rodin) in 2019.
o

Selling, General and Administrative (SG&A) expenses were $538.8 million, compared to $599.4 million in the prior year, primarily reflecting the impact of the restructuring implemented in 2019 and additional expense management measures in 2020.

Net Loss/Net Income

•

GAAP net loss for the year was $110.9 million, or a basic and diluted GAAP loss per share of $0.70. This compared to GAAP net loss of $196.6 million, or a basic and diluted GAAP loss per share of $1.25, in the prior year.

•

Non-GAAP net income for the year was $68.6 million, or a non-GAAP basic and diluted earnings per share of $0.43. This compared to non-GAAP net income of $112.2 million, or a non-GAAP basic and diluted earnings per share of $0.71, in the prior year, which included the $150 million of revenue from Biogen following approval of VUMERITY.

Balance Sheet

•

At Dec. 31, 2020, Alkermes recorded cash, cash equivalents and total investments of $659.8 million, compared to $597.2 million at Sept. 30, 2020, and $614.4 million at Dec. 31, 2019, driven primarily by the company’s operating results and changes in working capital. The company’s total debt outstanding as of Dec. 31, 2020 was $275.0 million, consisting of a term loan that matures in March 2023.

“Our solid 2020 financial results demonstrate efficient management of our business from a financial and operational perspective in response to the significant disruptions caused by the pandemic. These efforts underscore our focus on execution and reflect our commitment to driving bottom line growth,” commented Iain Brown, Chief Financial Officer of Alkermes. “We enter 2021 well positioned to execute on our strategic priorities and work toward the long-term profitability margin targets set forth in our Value Enhancement Plan. We plan to achieve these targets through commercial execution, focused investment in the company’s future growth drivers and continued efforts to optimize our infrastructure and operating model. Our financial expectations for 2021 reflect anticipated growth of our commercial portfolio and focused investments to support the anticipated launch of LYBALVI™ and advance the clinical development program for nemvaleukin, as we position these programs to drive future value creation.”

Financial Expectations for 2021

The following financial expectations for 2021 are based on recent trends and assume continuation of such trends into the first half of the year, and an anticipated improvement in patient access to treatment providers and to the company’s commercial products in the second half of the year. If patient access does not improve as anticipated, or if new COVID-19-related disruptions emerge, the company’s ability to meet these expectations could be negatively impacted. All line items are according to GAAP, except as otherwise noted.

In millions (except per share amounts)	2021 Expectation (Provided 2/11/21)

Total Revenue	$1,100 – $1,170
VIVITROL Net Sales	$315 – $345
ARISTADA Net Sales	$260 – $290
LYBALVI Net Sales	<$10
Cost of Goods Sold	$190 – $200
R&D Expenses	$400 – $430*
SG&A Expenses	$570 – $600
Amortization of Intangible Assets	~$40
Income Tax Expense	$0 – $10
GAAP Net Loss	($85) – ($125)
GAAP Net Loss per Share	($0.53) – ($0.78)
Non-GAAP Net Income	$60 – $100
Non-GAAP Diluted EPS	$0.37 – $0.62
Capital Expenditures	~$40

*R&D expense expectations for 2021 include a potential $25 million milestone payment to the former shareholders of Rodin related to the anticipated submission of an investigational new drug application, or equivalent, for ALKS 1140, the first clinical candidate to emerge from the histone deacetylase (HDAC) inhibitor platform acquired by the company in late 2019.

Recent Events:

LYBALVI (formerly referred to as ALKS 3831)

•

In December 2020, the FDA acknowledged receipt of the company’s New Drug Application (NDA) resubmission for LYBALVI and assigned the application a new Prescription Drug User Fee Act (PDUFA) target action date of June 1, 2021. Subsequent to Alkermes’ resubmission of the NDA, the FDA issued a new request for records under Section 704(a)(4) of the Federal Food, Drug, and Cosmetic Act to supplement the information previously provided by the company. The resubmission and records request followed the company’s receipt of a Complete Response Letter (CRL) from the FDA in November 2020 following its remote review of records relating to the manufacture of LYBALVI at the company’s Wilmington, OH facility. The CRL did not identify or raise any concerns about the clinical or non-clinical data in the NDA and the FDA has not asked the company to complete any new clinical trials to support approval of the application.

Nemvaleukin alfa (“nemvaleukin”, formerly referred to as ALKS 4230)

•

In November 2020, preliminary data from ARTISTRY-1 and ARTISTRY-2, phase 1/2 studies evaluating nemvaleukin administered intravenously and subcutaneously, respectively, as monotherapy and in combination with pembrolizumab in patients with refractory advanced solid tumors, were presented at the Society for Immunotherapy of Cancer’s (SITC) 35th Anniversary Annual Meeting.

HDAC-inhibitor platform

•

In December 2020, the company nominated ALKS 1140, a novel CoREST[2]-selective HDAC inhibitor candidate with potential applications in neuropsychiatric indications. First-in-human studies for ALKS 1140 are planned to begin in 2021.

Other

•

In January 2021, results from a National Institute on Drug Abuse (NIDA)-funded study evaluating the efficacy and safety of naltrexone for extended-release injectable suspension (XR-NTX) administered once every three weeks plus oral extended-release bupropion administered daily as a combination treatment for adults with moderate or severe methamphetamine use disorder (MUD) were published by Dr. Madhukar H. Trivedi et al. in the New England Journal of Medicine (NEJM).[3]

Corporate

•

In December 2020, the company announced a Value Enhancement Plan designed to drive growth, improve operational and financial performance and enhance shareholder value. The plan includes a commitment to multi-year profitability targets, a review and optimization of the company’s cost structure and potential monetization of non-core assets.

•

In December 2020, two new, independent directors joined the company’s board of directors (Board). David Daglio brings to the Board more than 20 years of experience in institutional investment management, and Brian McKeon brings strong financial and management expertise as well as public company executive and director experience.

•

In January 2021, Blair C. Jackson was appointed Chief Operating Officer and Iain M. Brown was named Chief Financial Officer. They will oversee the company’s implementation of the Value Enhancement Plan.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (1:00 p.m. GMT) on Thursday, Feb. 11, 2021, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call will be available from 11:00 a.m. ET (4:00 p.m. GMT) on Thursday, Feb. 11, 2021, through Thursday, Feb. 18, 2021, and may be accessed by visiting Alkermes’ website or by dialing +1 877 660 6853 for U.S. callers and +1 201 612 7415 for international callers. The replay conference ID is 13715619.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on addiction and schizophrenia, and a pipeline of product candidates in development for schizophrenia, bipolar I disorder, neurodegenerative disorders and cancer. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with GAAP, including non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income (loss) adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share should not be considered measures of our liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning future financial and operating performance, business plans or prospects, including the expected drivers of future value creation, expectations of revenue growth and diversification of the company’s commercial portfolio and the anticipated improvement in patient access to healthcare providers and to the company’s commercial products; the company’s ability to execute on its strategic priorities and plans to manage for long-term profitability through execution of its Value Enhancement Plan, including through the achievement of multi-year profitability targets, review and optimization of its cost structure and potential monetization of non-core assets; the potential therapeutic and commercial value of the company’s marketed and development products; the FDA’s target PDUFA action date for, and potential approval of, the NDA for LYBALVI; expectations concerning future development activities, including advancement of the nemvaleukin development program and the anticipated submission of an IND or equivalent for ALKS 1140 and plans to initiate related studies; and expectations concerning the company’s commercial activities, including investments to support the anticipated launch of LYBALVI. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company’s cost structure review and optimization may not yield the intended results; the company may not be able to achieve its targeted profitability metrics in a timely manner or at all; the impacts of the ongoing COVID-19 pandemic and continued efforts to mitigate its spread on the company’s business, results of operations or financial condition, including impacts on healthcare systems that serve people living with opioid dependence, alcohol dependence and schizophrenia and on patient and healthcare provider access to the company’s commercial products and impacts on the regulatory agencies with which the company interacts in the development, review, approval and commercialization of its medicines; the unfavorable outcome of litigation, including so-called “Paragraph IV” litigation and other patent litigation, related to any of our products or products using our proprietary technologies, which may lead to competition from generic drug manufacturers; data from clinical trials may be interpreted by the FDA in different ways than we interpret it; the FDA may not agree with our regulatory approval strategies or components of our filings for our products, including our clinical trial designs, conduct and methodologies and the adequacy of the data and other information included in our submissions to support the FDA’s requirements for approval; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of real-world results or of results in subsequent trials, and preliminary or interim results of the company’s development activities may not be predictive of final results of such activities, results of future preclinical or clinical trials or real-world results; regulatory submissions may not occur or be submitted in a timely manner;  the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products, such as decisions not to approve the company’s NDAs, including the NDA for LYBALVI; the company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA® and ARISTADA INITIO® are registered trademarks of Alkermes Pharma Ireland Limited; LYBALVITM is a trademark of Alkermes Pharma Ireland Limited; RISPERDAL CONSTA®, INVEGA SUSTENNA®, XEPLION®, INVEGA TRINZA® and TREVICTA® are registered trademarks of Johnson & Johnson; and VUMERITY® is a registered trademark of Biogen Inc., used by Alkermes under license.

(tables follow)

[1]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.
[2]	CoREST: Co-repressor of repressor element-1 silencing transcription factor.
[3]	Trivedi MH, Walker R, Ling W, et al. Bupropion and Naltrexone in Methamphetamine Use Disorder. New England Journal of Medicine, 2021;384:140-53. DOI: 10.1056/NEJMoa2020214.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	December 31, 2020	December 31, 2019
Revenues:
Product sales, net	$148,961	$149,609
Manufacturing and royalty revenues	130,893	107,287
Research and development revenue	141	11,084
License revenue	—	144,750
Total Revenues	279,995	412,730
Expenses:
Cost of goods manufactured and sold	42,922	46,482
Research and development	112,107	198,157
Selling, general and administrative	145,778	154,453
Amortization of acquired intangible assets	9,917	10,171
Restructuring expense	—	13,401
Total Expenses	310,724	422,664
Operating Loss	(30,729)	(9,934)
Other (Expense) Income, net:
Interest income	1,036	3,191
Interest expense	(1,869)	(3,196)
Change in the fair value of contingent consideration	(12,681)	5,000
Other income, net	2,597	2,382
Total Other (Expense) Income, net	(10,917)	7,377
Loss Before Income Taxes	(41,646)	(2,557)
Provision for Income Taxes	996	2,797
Net Loss — GAAP	$(42,642)	$(5,354)

(Loss) Earnings Per Share:
GAAP loss per share — basic and diluted	$(0.27)	$(0.03)
Non-GAAP earnings per share — basic and diluted	$0.10	$0.83

Weighted Average Number of Ordinary Shares Outstanding:
Basic and diluted — GAAP	159,153	157,662
Basic — Non-GAAP	159,153	157,662
Diluted — Non-GAAP	161,267	159,073

An itemized reconciliation between net loss on a GAAP basis and non-GAAP net income is as follows:
Net Loss — GAAP	$(42,642)	$(5,354)
Adjustments:
Share-based compensation expense	24,884	21,387
Depreciation expense	10,411	10,340
Amortization expense	9,917	10,171
Income tax effect related to reconciling items	1,121	592
Non-cash net interest expense	166	168
Change in the fair value of contingent consideration	12,681	(5,000)
Change in the fair value of warrants	—	(930)
Acquisition of IPR&D	—	86,595
Restructuring expense	—	13,401
Non-GAAP Net Income	$16,538	$131,370

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Year Ended	Year Ended
(In thousands, except per share data)	December 31, 2020	December 31, 2019
Revenues:
Product sales, net	$551,760	$524,499
Manufacturing and royalty revenues	484,000	447,882
Research and development revenue	1,946	52,816
License revenue	1,050	145,750
Total Revenues	1,038,756	1,170,947
Expenses:
Cost of goods manufactured and sold	178,316	180,385
Research and development	394,588	512,833
Selling, general and administrative	538,827	599,449
Amortization of acquired intangible assets	39,452	40,358
Restructuring expense	—	13,401
Total Expenses	1,151,183	1,346,426
Operating Loss	(112,427)	(175,479)
Other Income (Expense), net:
Interest income	6,960	13,976
Interest expense	(8,659)	(13,601)
Change in the fair value of contingent consideration	3,945	(22,800)
Other income, net	13,644	848
Total Other Income (Expense), net	15,890	(21,577)
Loss Before Income Taxes	(96,537)	(197,056)
Provision (Benefit) for Income Taxes	14,324	(436)
Net Loss — GAAP	$(110,861)	$(196,620)

(Loss) Earnings Per Share:
GAAP loss per share — basic and diluted	$(0.70)	$(1.25)
Non-GAAP earnings per share — basic and diluted	$0.43	$0.71

Weighted Average Number of Ordinary Shares Outstanding:
Basic and diluted — GAAP	158,803	157,051
Basic — Non-GAAP	158,803	157,051
Diluted — Non-GAAP	159,861	159,056

An itemized reconciliation between net loss on a GAAP basis and non-GAAP net income is as follows:
Net Loss — GAAP	$(110,861)	$(196,620)
Adjustments:
Share-based compensation expense	90,161	100,977
Depreciation expense	42,402	40,055
Amortization expense	39,452	40,358
Income tax effect related to reconciling items	10,092	5,762
Non-cash net interest expense	666	673
Change in the fair value of contingent consideration	(3,945)	22,800
Change in the fair value of warrants	—	(1,837)
Acquisition of IPR&D	674	86,595
Restructuring expense	—	13,401
Non-GAAP Net Income	$68,641	$112,164

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	December 31,
(In thousands)	2020	2019
Cash, cash equivalents and total investments	$659,807	$614,370
Receivables	275,143	257,086
Contract assets	14,401	8,386
Inventory	125,738	101,803
Prepaid expenses and other current assets	60,662	59,716
Property, plant and equipment, net	350,003	362,168
Intangible assets, net and goodwill	204,064	243,516
Other assets	259,912	158,358
Total Assets	$1,949,730	$1,805,403
Long-term debt — current portion	$2,843	$2,843
Other current liabilities	435,415	388,269
Long-term debt	272,118	274,295
Contract liabilities — long-term	16,397	22,068
Other long-term liabilities	155,975	32,486
Total shareholders' equity	1,066,982	1,085,442
Total Liabilities and Shareholders' Equity	$1,949,730	$1,805,403

Ordinary shares outstanding (in thousands)	159,161	157,779

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Annual Report on Form 10-K for the year ended December 31, 2020, which the company intends to file in February 2021.

Alkermes plc and Subsidiaries
Revenues for Calendar Year 2020 and 2019

	Three Months		Three Months	Three Months	Three Months	Year
	Ended		Ended	Ended	Ended	Ended
	March 31,		June 30,	September 30,	December 31,	December 31,
(In thousands)	2020		2020	2020	2020	2020
Revenues:
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	$82,243		$83,114	$87,876	$92,327	$345,560
VIVITROL	78,769		71,646	80,258	80,049	310,722
ARISTADA	50,957		58,769	62,400	68,912	241,038
Key Commercial Product Revenues	211,969		213,529	230,534	241,288	897,320

Legacy Product Revenues	34,008		33,391	32,475	38,566	138,440
License Revenue	—	`	—	1,050	—	1,050
Research and Development Revenues	243		609	953	141	1,946
Total Revenues	$246,220		$247,529	$265,012	$279,995	$1,038,756

	Three Months		Three Months	Three Months	Three Months	Year
	Ended		Ended	Ended	Ended	Ended
	March 31,		June 30,	September 30,	December 31,	December 31,
(In thousands)	2019		2019	2019	2019	2019
Revenues:
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	$75,605		$91,863	$76,716	$79,147	$323,331
VIVITROL	69,183		88,199	85,164	92,818	335,364
ARISTADA	30,298		48,436	53,610	56,791	189,135
Key Commercial Product Revenues	175,086		228,498	215,490	228,756	847,830

Legacy Product Revenues	33,310		36,034	27,067	28,140	124,551
License Revenue (2)	—		1,000	—	144,750	145,750
Research and Development Revenues	14,706		14,340	12,686	11,084	52,816
Total Revenues	$223,102		$279,872	$255,243	$412,730	$1,170,947

(1) - Includes RISPERDAL CONSTA, INVEGA SUSTENNA/XEPLION and INVEGA TRINZA/TREVICTA.
(2) - Includes a milestone payment received in the fourth quarter of 2019 which was allocated to the license sold to Biogen in connection with the VUMERITY collaboration.

Alkermes plc and Subsidiaries
2021 Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected loss per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:

(In millions, except per share data)	Amount	Shares	(Loss) Earnings Per Share
Projected Net Loss — GAAP	$(105.0)	160	$(0.66)
Adjustments:
Share-based compensation expense	93.0
Depreciation expense	46.0
Amortization expense	40.0
Income tax effect related to reconciling items	5.0
Non-cash net interest expense	1.0

Projected Net Income — Non-GAAP	$80.0	161	$0.50

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.